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                                                                   EXHIBIT 10.15

                   STOCK PURCHASE AND RESTRICTION AGREEMENT
                   ----------------------------------------

         STOCK PURCHASE AND RESTRICTION AGREEMENT by and between R&D Systems Company, a Delaware corporation (the "Company"), and Guy M. Lammle (the "Officer"), dated as of March 14, 1996.

         WHEREAS, the Officer is the Chief Executive Officer of the Company and is purchasing 640,845 shares of the Company's Common Stock at a purchase price of $0.50 per share; and

         WHEREAS, the parties hereto believe that it is in the best interests of the Company and the Officer to provide for certain rights and obligations of the Company and the Officer with respect to the Shares under certain circumstances.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         Section 1.  Definitions. For the purposes of this Agreement, the
                     -----------
following terms shall have the following respective meanings:

                  (a)      "Act" shall mean the Securities Act of 1933, as
                            ---
amended, and the rules and regulations thereunder.

                  (b)      "Common Stock" shall mean the Company's Common
                            ------------
Stock, par value $.01 per share.

                  (c)      "Non-Vested Shares" shall mean all the Shares that
                            -----------------
are not Vested Shares.

                  (d)      "Shares" shall mean the 640,845 shares of Common
                            ------
Stock being purchased by the Officer on the date hereof and any additional shares of Common Stock received as a dividend on, or otherwise on account of, the Shares.

                  (e)      "Termination Event" shall mean the termination of the
                            -----------------
Officer as an employee of the Company, whether by reason of retirement, discharge or any other reason, voluntary or involuntary.

                  (f)      "Vested Shares" shall initially mean none of the
                            -------------
Shares owned by the Officer on the date hereof, which number shall be increased as follows:

                           (i)      an additional 51,496.50 Shares on each of
June 30, September 30, December 31, and March 31, commencing on June 30, 1996 and continuing through and including March 31, 1998, so long as, in each case, the Officer remains an employee of the Company on such date;

                           (ii)     an additional 5,721.825 Shares on each
June 30, September 30, December 31, and March 31, commencing on June 30, 1996 and continuing through and
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including March 31, 2006, so long as, in each case, the Officer remains an employee of the Company on such date, provided, however, that, (A) in the event
                                      --------  -------
that the Company redeems the Senior Redeemable Preferred Stock issued or issuable to the Investors (as defined in a certain Stock Purchase Agreement dated the date hereof by and among the Company, the Investors and certain other parties identified on the signature pages thereto (the "Investor Agreement")) in full and in accordance with the terms thereof on or prior to September 30, 1997 and the Officer remains an employee of the Company on such date, the excess of the following amount shall become Vested Shares hereunder (x) 45,774.6 Shares minus (y) the number of Shares that have vested through such date on a quarterly basis under this Section 1(g)(ii) and which have not previously been applied to reduce the number of Shares subject to accelerated vesting hereunder ("Vested Reduction Amount") and (B) if the Company achieves the Revenue and Operating Profit targets set forth under either of Schedule A or B on Exhibit A hereto for
                                                            ---------
any of calendar years 1996, 1997, 1998 and 1999 and the Officer remains an employee of the Company on the date when the audited financial statements for such year are delivered, the excess of the following amounts shall become Vested Shares hereunder for each year with respect to which such targets are achieved:
(x) 45,774.6 Shares minus (y) the Vested Reduction Amount; provided, however, that if none of the relevant Schedule A or B targets are met in a particular calendar year through 1999, the Officer shall nonetheless be entitled to the accelerated vesting provided hereunder for such year if the Company achieves Revenue and Operating Profit levels for the following year which exceed the relevant Schedule A or Schedule B targets for such following year by amounts which equal or exceed the amounts by which the Company failed to achieve the Revenue and Operating Profit targets on that Schedule for the prior year and the Officer remains an employee of the Company when the audited financial statements for such following year are delivered. The number of shares set forth in this
Section 1(f) shall be equitably adjusted to reflect any stock splits, stock dividends and the like.

         Section 2.  Purchase and Sale of Shares; Investment Representations.
                     -------------------------------------------------------

         (a) Purchase and Sale. On the date hereof and pursuant to the Company's
             -----------------
1996 Stock Option and Grant Plan, the Company hereby sells to the Officer, and the Officer hereby purchases from the Company, the Shares at a purchase price of $0.50 per Share payable in cash for an aggregate purchase price of $320,242.50. The Company and the Officer agree that the aggregate fair market value of the Shares as of the date of this Agreement is $320,242.50.

         (b)  Investment Representations.  In connection with the purchase and
              --------------------------
sale of the Shares contemplated by Section 2(a) above, the Officer hereby represents and warrants to the Company as follows:

                (i) The Officer is purchasing the Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

                (ii) The Officer has had such an opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

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                (iii)    The Officer has sufficient experience in business,
financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

                (iv) The Officer can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

                (v) The Officer understands that the Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof).

         Section 3.  Repurchase Option.
                     -----------------

         3.1. Repurchase Option. In the event of a Termination Event, the
              -----------------
Company shall have the right and option (the "Repurchase Option") to repurchase all, but not less than all, of the Non-Vested Shares at a per share repurchase price equal to the aggregate of (i) $0.50 (adjusted for stock splits, stock dividends and the like) plus (ii) the documented, per share amount of any taxes paid by the Officer with respect to such Non-Vested Shares on account of Section 83 of the Internal Revenue Code of 1986, as amended minus (iii) the amount of any tax reduction realized by the Officer during the tax year in which the repurchase occurs as a result of the application of the capital loss attributable to the repurchase to offset other capital gains. The Company may elect to exercise its Repurchase Option pursuant to the provision of Section 3.2 below. In the event that the Company does not elect to exercise its Repurchase Option, all of the Non-Vested Shares shall thereafter be deemed to be Vested Shares.

         3.2. Exercise of Repurchase Option and Closing. The Company may
              -----------------------------------------
exercise the Repurchase Option by delivering or mailing to the Officer, in accordance with Section 8.7, written notice of its election to exercise within 45 days after the Termination Event. If and to the extent the Repurchase Option is not so exercised within such 45-day period, the Repurchase Option shall automatically expire and terminate effective upon the expiration of such 45-day period. The closing of any such repurchase of Non-Vested Shares shall be held at the principal office of the Company, or at such other location as the parties to such repurchase may mutually determine. At any such closing, the Company shall pay to the Officer and/or any holder of the Non-Vested Shares the aggregate repurchase price for the Non-Vested Shares to be purchased by certified or bank check. At such time, the Officer and/or any holder of the Non-Vested Shares shall deliver to the Company the certificate or certificates representing the Non-Vested Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances.

         Section 4.  Restrictions on Transfer of Shares. None of the Shares now
                     ----------------------------------
owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this

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Section 4. In connection with any transfer of Shares, the Company may require an opinion of counsel to the transferor, reasonably satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this
Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. The Officer is also a party to a certain Stockholders' Agreement dated as of the date hereof by and among the Company and its stockholders (the "Stockholders' Agreement"). Subject to the foregoing general provisions and except as otherwise amended by this Section 4, Non-Vested Shares may be transferred to Permitted Transferees
(as defined in the Stockholders' Agreement) and Vested Shares may be transferred in accordance with and subject to the provisions of the Stockholders' Agreement.

         Section 5.  Legend.  Any certificate (s) representing the Shares shall
                     ------
carry the following legends:

                         "The transferability of this Certificate and the shares
                of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Stock Purchase and Restriction Agreement dated as of March 14, 1996 between the Company and Guy M. Lammle (copies of which are available at the offices of the Company for examination)."

                and

                         "The shares represented by this Stock Certificate have
                not been registered under the Securities Act of 1933 or the securities laws of any State. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

         Section 6.  Escrow. In order to more effectively carry out the
                     ------
provisions of Sections 3 and 4 of this Agreement, the Company shall hold the Shares in escrow together with a stock power endorsed by the Officer in blank. The Company shall not dispose of the Shares except as otherwise provided in this Agreement or the Stockholders' Agreement. If the Company exercises the Repurchase Option, the Company is hereby authorized by the Officer to date and complete the stock powers necessary for the transferto the Company of the Shares it has duly elected to purchase and to transfer the Shares being purchased to the Company. At such time as any Shares are transferred pursuant to Section 4 (including pursuant to the right of first refusal provisions in the Stockholders' Agreement), the Company shall, at the written request of the Officer, deliver to the Officer (or his proposed transferee) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 6. All Shares which remain in escrow upon the termination

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of this Agreement shall then be delivered to the Officer and/or the record holders of such Shares. The right to vote the Shares and to receive cash dividends on the Shares shall remain in the Officer unless and until the Shares are purchased by the Company pursuant to the Repurchase Option.

         Section 7.  Withholding Taxes. The Officer acknowledges and agrees that
                     -----------------
the Company has the right to deduct from payments of any kind otherwise due to the Officer, or from the Shares held pursuant to Section 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Officer. In furtherance of the foregoing the Officer agrees that if he elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Officer will pay to the Company all withholding taxes shown as due on his Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the difference, if any, between the purchase price for such Shares and the fair market value of such Shares as of the date of the purchase of such Shares by the Officer.

         Section 8.  Miscellaneous Provisions.
                     ------------------------

         8.1  Termination. The restrictions on transfers of Vested Shares
              -----------
contemplated by Section 4 hereof shall terminate as provided in the Stockholders' Agreement; provided, however, that all other provisions of this Agreement (including restrictions on transfers of Non-Vested Shares) shall remain in effect until all of the Shares shall have become Vested Shares.

         8.2. Equitable Relief. The parties hereto agree and declare that legal
              ----------------
remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

         8.3. Change and Modifications.  This Agreement may not be orally
              ------------------------
changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Officer.

         8.4. Governing Law; Entire Agreement.  This Agreement shall be
              -------------------------------
governed by and construed in accordance with the laws of the State of Delaware. This Agreement, together with the Stockholders' Agreement and other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Stockholders' Agreement and other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

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         8.5. Headings.  The headings are intended only for convenience in
              --------
finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

         8.6. Saving Clause.  If any provision(s) of this Agreement shall be
              -------------
determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

         8.7. Notices. All notices, requests, consents and other communications
              -------
shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Officer shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Officer shall be addressed to the address furnished by such holder to the Company.

         8.8. Benefit and Binding Effect. This Agreement shall be binding upon
              --------------------------
and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment. Notwithstanding anything herein to the contrary, an assignment by the Company shall not relieve the Company of the obligation to pay any part of the aggregate repurchase price for Non-Vested Shares which is not paid by the Company's assignee.

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         IN WITNESS WHEREOF, the Company and the Officer have executed this
Stock Purchase and Restriction Agreement as of the date first above written.

                                       R&D SYSTEMS, INC.
                                       5225 N. Academy Blvd.
                                       Suite 200
                                       Colorado Springs, CO 80918
                                       Facsimile:  (719) 599-3823

                                       By: /s/ KJ CUNNINGHAM
                                          ------------------------------
                                          Title:

                                       OFFICER

                                       /s/ GUY M. LAMMLE
                                       ---------------------------------
                                       Guy M. Lammle
                                       23234 E. Country Club
                                       Scottsdale, AZ 85255
                                       Facsimile:

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                                   EXHIBIT A
                                   ---------

                                  Schedule A
                                  ----------

Year                   Revenues                          Operating Profit Margin
----                   --------                          -----------------------

1995 (A)            $  35,124,139                              $  4,689,079
1996                   43,905,173                                 8,781,035 (1)
1997                   54,881,467                                10,976,293
1998                   68,601,834                                13,720,367
1999                   85,752,292                                17,150,459
2000                  107,190,365                                21,438,073


                                  Schedule B
                                  ----------

Year                    Revenues                         Operating Profit Margin
----                    --------                         -----------------------

1995 (A)              $ 35,124,139                             $  4,689,079
1996                    45,661,381                                6,849,207 (1)
1997                    59,359,795                                8,903,969
1998                    77,167,733                               11,575,160
1999                   100,318,053                               15,047,708
2000                   130,413,469                               19,562,020

------------------------------
(A)  Audited
(1)  Before extraordinary MSUIP expense of $3,803,621

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